Exhibit 10.3

                                                                         FORM OF
                                                                   EMPLOYEE NQSO

                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                            JUPITERMEDIA CORPORATION
                            2008 STOCK INCENTIVE PLAN

     THIS AGREEMENT, made on the grant date (the "Effective Date") by and between Jupitermedia Corporation, a Delaware corporation (the "Company"), and you (the "Holder")

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Holder is now employed by the Company or an Affiliate or otherwise provides services to the Company and the Company desires to have Holder remain in such capacity and to afford Holder the opportunity to acquire, or enlarge, Holder's ownership of the Company's Common Stock, par value $0.01 per share ("Stock"), so that Holder may have a direct proprietary interest in the Company's success;

     WHEREAS, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in Company's 2008 Stock Incentive Plan (the "Plan");

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Holder, during the period commencing on the Effective Date and ending on the date that is [____] years from the Effective Date (the "Option Period"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company, the aggregate number of shares of Stock, at the grant price, as specified in your notice of grant award provided by Merrill Lynch to you, which you may access through the Merrill Lynch Benefits Online website ("Notice of Grant Award").

     2. Limitations on Exercise of Option. Subject to the terms and conditions set forth herein, the Options shall vest and become exercisable in accordance with the schedule set forth in the Notice of Grant Award.

        Notwithstanding anything to the contrary in this Section 2, in the event of a Change in Control, as defined in the Plan, all outstanding Options shall vest and become immediately exercisable.

     3. Termination of Employment. (a) If prior to the expiration of the Option Period, the Holder's employment with the Employer terminates for any reason other than by the Employer for Cause, or by reason of the Holder's death or Disability, (i) all vesting with respect to the Options shall cease, (ii) any unvested Options shall expire as of the date of such


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termination, and (iii) any vested Options shall remain exercisable until the earlier of the expiration of the Option Period or the date that is ninety (90) days after the date of such termination. If the Holder dies or undergoes a Disability prior to the expiration of the ninety (90) day period set forth in this Section 3(a), any vested Options shall instead expire on the earlier of the expiration of the Option Period or the date that is twelve (12) months after the date of the Holder's termination of employment.

     (b) If prior to the expiration of the Option Period, the Holder's employment with the Employer terminates by reason of the Holder's death or Disability, (i) all vesting with respect to the Options shall cease, (ii) any unvested Options shall expire as of the date of such termination, and (iii) any vested Options shall expire on the earlier of the expiration of the Option Period or the date that is twelve (12) months after the date of the Holder's termination of employment.

     (c) If prior to the expiration of the Option Period, the Holder's employment with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

     (d) After the expiration of any exercise period described in either of paragraphs 3(a), 3(b) or 3(c) hereof, the Options shall terminate together with all of the Holder's rights hereunder, to the extent not previously exercised.

     4. Method of Exercising Option. (a) Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the exercise price. The exercise price may be payable in cash, by bank check (acceptable to the Committee) and/or shares of Stock (valued at the Fair Market Value at the time the Option is exercised), having in the aggregate a value equal to the aggregate exercise price or, by any other means approved by the Committee.

     (b) At the time of exercise, (i) the Company shall have the right to withhold from the number of shares of Stock to be issued upon exercise or (ii) at the discretion of the Committee, the Holder shall be obligated to pay to the Company such amount, as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

     5. Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding amount, the Company shall issue or transfer to the Holder the number of shares with respect to which Options have been so exercised, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder's name.

     6. Holder. (a) Whenever the word "Holder" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Holder" shall be deemed to include such person or persons.


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     7. Non-Transferability. Except as otherwise provided by the Committee, the
Options are not transferable by the Holder otherwise than by will or the laws of descent and distribution and are exercisable during the Holder's lifetime only by Holder. Except as otherwise provided by the Committee, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

     8. Rights as Stockholder. The Holder or a transferee of the Options shall have no rights as a stockholder with respect to any share covered by the Options until Holder shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which Holder shall become the holder or record thereof.

     9. Changes in Capital Structure. (a) The Options granted under this Agreement shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Options (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Holder in the Plan.

     (b) Notwithstanding the foregoing, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a "Corporate Event"), the Committee may, in its discretion, provide for any one or more of the following:

     A. require that the Options be assumed in connection with such Corporate Event, in which case, the Options shall be subject to the adjustment set forth in subsection (a) above;

     B. accelerate the vesting of any Options, subject to the consummation of such Corporate Event; or

     C. cancel any or all vested and/or unvested Options as of the consummation of such Corporate Event, and provide that the Holder will receive a payment in respect of cancellation of the vested Options (including any Options that would vest on the Corporate Event but for cancellation) based


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          on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less the applicable exercise price; provided, however, the Holder shall only be entitled to consideration in respect of cancellation of such Options if the per share consideration less the applicable exercise price is greater than zero (and to the extent the per share consideration is less than or equal to the applicable exercise price, such Options shall be cancelled for no consideration).

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Holder hereby agrees that Holder will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Holder hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Holder or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Holder to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Holder may be given to the Holder personally or may be mailed to Holder at the Holder's last known address, as reflected in the Company's records.

     12. Non-Qualified Stock Options. The Options granted hereunder are NOT intended to be incentive stock options within the meaning of Section 422 of the Code.

     13. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

     16. Entire Agreement. This agreement, together with the Plan, is the entire agreement between the parties with respect to this matter and may not be modified or amended without a subsequent writing signed by the parties.


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     17. Counterparts This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.



     By accepting this Option award, the parties hereto have executed this Agreement.


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